UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 16, 2012

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

75 Town Centre Drive, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	On November 16, 2012, Jose Cecin resigned as a Director of the Registrant. In addition to being a member of the Board of Directors of the Registrant, at the time of his resignation Mr. Cecin was Chairman of the Board of Directors and a member of the Nominating Committee and of the Compensation Committee of the Board of Directors of the Registrant.

A copy of Mr. Cecin’s letter of resignation is attached to this Report on Form 8-K as Exhibit 17.1

(d) – Also on November 16, 2012, Alexander Ruckdaeschel was elected to the Board of Directors of the Registrant by a vote of the existing Board of Directors.

Item 9.01 Financial Statements and Exhibits

ITEM 9.01. Exhibits

Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

17.2	Letter dated November 14, 2012 from Jose Cecin to the Registrant resigning as a Director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2012	VUZIX CORPORATION

	By:	/s/ Paul J. Travers
Paul J. Travers Chief Executive Officer and President